Exhibit 2


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                SCHEDULE 13D
                               (Rule 13d-101)

      INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT TO 13d-
           1(a) AND AMENDMENTS THERETO FILED PURSUANT TO 13d-2(a)

                             (Amendment No. 1)

                         GOLDEN STATE BANCORP INC.
-----------------------------------------------------------------------------
                              (Name of Issuer)

                  COMMON STOCK, PAR VALUE $1.00 PER SHARE
-----------------------------------------------------------------------------
                       (Title of Class of Securities)

                                381197 10 2
-----------------------------------------------------------------------------
                               (CUSIP Number)

   Barry F. Schwartz, Esq.                        Gerald J. Ford
MacAndrews & Forbes Holdings Inc.             Hunter's Glen/Ford, Ltd.
    35 East 62nd Street                    200 Crescent Court, Suite 1350
  New York, New York 10021                      Dallas, Texas 75201
     (212) 572-8600                               (214) 871-5131

-----------------------------------------------------------------------------
(Name, Address and Telephone Number of Person Authorized to Receive
 Notices and Communications)

                             December 30, 1998
-----------------------------------------------------------------------------
            (Date of Event which Requires Filing of this Statement)

      If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box |_|

      NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.



CUSIP No. 381197 10 2                    13D    PAGE 2 OF 9 PAGES
-------------------------------                 -----------------------------


  1.    NAME OF REPORTING PERSON
        S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON.

        Mafco Holdings Inc.

  2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
                                                                      (a) |X|
                                                                      (b) [ ]

  3.    SEC USE ONLY

  4.    SOURCE OF FUNDS
        OO

  5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
        PURSUANT TO ITEMS 2(d) or 2(e)
                                                                          [ ]

  6.    CITIZENSHIP OR PLACE OF ORGANIZATION
        Delaware

     NUMBER OF       7.   SOLE VOTING POWER
      SHARES                                          -0-
   BENEFICIALLY
     OWNED BY        8.   SHARED VOTING POWER
       EACH                                           41,067,270*
     REPORTING
      PERSON         9.   SOLE DISPOSITIVE  POWER
       WITH                                           -0-

                    10.   SHARED DISPOSITIVE POWER
                                                      41,067,270*

  11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
        PERSON
                                                      41,067,270*

  12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
        CERTAIN SHARES*
                                                                         |X|

  13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                                                      31.9%

  14.   TYPE OF REPORTING PERSON
        CO

----------------------
 * Mafco Holdings Inc. expressly disclaims any beneficial interest in any shares of Common Stock beneficially owned by Hunter's Glen/Ford, Ltd., Ford Diamond Corporation or Gerald J. Ford.



CUSIP No. 381197 10 2                    13D    PAGE 3 OF 9 PAGES
-------------------------------                 -----------------------------

  1.    NAME OF REPORTING PERSON
        S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON.

        GSB Investments Corp.

  2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
                                                                      (a) |X|
                                                                      (b) [ ]

  3.    SEC USE ONLY

  4.    SOURCE OF FUNDS
        OO

  5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
        PURSUANT TO ITEMS 2(d) or 2(e)
                                                                          [ ]

  6.    CITIZENSHIP OR PLACE OF ORGANIZATION
        Delaware

     NUMBER OF       7.   SOLE VOTING POWER
      SHARES                                               -0-
   BENEFICIALLY      8.   SHARED VOTING POWER
     OWNED BY                                              41,067,270*
       EACH
     REPORTING       9.   SOLE DISPOSITIVE POWER
      PERSON                                               -0-
       WITH         10.   SHARED DISPOSITIVE POWER
                                                           41,067,270*

  11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
        PERSON
                                                           41,067,270*

  12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
        CERTAIN SHARES*
                                                                          |X|

  13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                                                           31.9%
  14.   TYPE OF REPORTING PERSON
        CO

-----------------------
 * GSB Investments Corp. expressly disclaims any beneficial interest in any shares of Common Stock beneficially owned by Hunter's Glen/Ford, Ltd., Ford Diamond Corporation or Gerald J. Ford.



CUSIP No. 381197 10 2                    13D    PAGE 4 OF 9 PAGES
-------------------------------                 -----------------------------

  1.    NAME OF REPORTING PERSON
        S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON.

        Gerald J. Ford

  2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
                                                                      (a) |X|
                                                                      (b) [ ]

  3.    SEC USE ONLY

  4.    SOURCE OF FUNDS
        OO

  5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
        PURSUANT TO ITEMS 2(d) or 2(e)

                                                                          [ ]

  6.    CITIZENSHIP OR PLACE OF ORGANIZATION
        United States

     NUMBER OF       7.   SOLE VOTING POWER
      SHARES                                         -0-
   BENEFICIALLY
     OWNED BY        8.   SHARED VOTING POWER
       EACH                                          15,655,718*
     REPORTING
      PERSON         9.   SOLE DISPOSITIVE POWER
       WITH                                          -0-
                    10.   SHARED DISPOSITIVE POWER
                                                     15,655,718*

  11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
        PERSON
                                                     15,655,718*

  12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
        CERTAIN SHARES*

                                                                         |X|
  13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                                                     12.2%
  14.   TYPE OF REPORTING PERSON
        IN

---------------------
 * Mr. Ford expressly disclaims any beneficial interest in any shares of Common Stock beneficially owned by Mafco Holdings Inc. or GSB Investments Corp.



CUSIP No. 381197 10 2                    13D    PAGE 5 OF 9 PAGES
-------------------------------                 -----------------------------

  1.    NAME OF REPORTING PERSON
        S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON.

        Ford Diamond Corporation

  2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
                                                                      (a) |X|
                                                                      (b) [ ]

  3.    SEC USE ONLY

  4.    SOURCE OF FUNDS
        OO

  5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
        PURSUANT TO ITEMS 2(d) or 2(e)

                                                                          [ ]

  6.    CITIZENSHIP OR PLACE OF ORGANIZATION
        Texas

     NUMBER OF       7.   SOLE VOTING POWER
      SHARES                                         -0-
   BENEFICIALLY      8.   SHARED VOTING POWER
     OWNED BY                                        15,655,718*
       EACH
     REPORTING       9.   SOLE DISPOSITIVE POWER
      PERSON                                         -0-
       WITH         10.   SHARED DISPOSITIVE POWER
                                                     15,655,718*

  11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
        PERSON
                                                     15,655,718*

  12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
        CERTAIN SHARES*

                                                                          |X|
  13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                                                     12.2%
  14.   TYPE OF REPORTING PERSON
        CO

---------------------
 * Ford Diamond Corporation expressly disclaims any beneficial interest in any shares of Common Stock beneficially owned by Mafco Holdings Inc. or GSB Investments Corp.



CUSIP No. 381197 10 2                    13D    PAGE 6 OF 9 PAGES
-------------------------------                 -----------------------------

  1.    NAME OF REPORTING PERSON
        S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON.

        Hunter's Glen/Ford, Ltd.

  2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
                                                                      (a) |X|
                                                                      (b) [ ]

  3.    SEC USE ONLY

  4.    SOURCE OF FUNDS
        OO

  5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
        PURSUANT TO ITEMS 2(d) or 2(e)

                                                                          [ ]

  6.    CITIZENSHIP OR PLACE OF ORGANIZATION
        Texas

     NUMBER OF       7.   SOLE VOTING POWER
      SHARES                                              -0-
   BENEFICIALLY      8.   SHARED VOTING POWER
     OWNED BY                                             15,655,718*
       EACH
     REPORTING       9.   SOLE DISPOSITIVE POWER
      PERSON                                              -0-
       WITH
                    10.   SHARED DISPOSITIVE POWER
                                                         15,655,718*

  11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
        PERSON
                                                         15,655,718*

  12.   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
        CERTAIN SHARES*

                                                                          |X|

  13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                                                        12.2%

  14.   TYPE OF REPORTING PERSON
        OO

----------------------
 * Hunter's Glen/Ford, Ltd. expressly disclaims any beneficial interest in any shares of Common Stock beneficially owned by Mafco Holdings Inc. or GSB Investments Corp.



CUSIP No. 381197 10 2                    13D    PAGE 7 OF 9 PAGES
-------------------------------                 -----------------------------


            This Amendment No. 1 to the Statement on Schedule 13D amends the Statement on Schedule 13D filed by (a) Mafco Holdings Inc., a Delaware corporation ("Mafco Holdings"), (b) First Gibraltar Holdings Inc., a Delaware corporation and an indirect wholly owned subsidiary of Mafco Holdings ("FGH"), (c) Gerald J. Ford, (d) Ford Diamond Corporation, a Texas corporation ("FDC") and (e) Hunter's Glen/Ford, Ltd., a Texas limited partnership ("Hunter's Glen") on September 21, 1998 (the "Schedule 13D") with respect to the common stock, par value $1.00 per share (the "Common Stock"), of Golden State Bancorp Inc., a Delaware corporation (the "Company"). The principal executive offices of the Company are located at 135 Main Street, San Francisco, California 94105. Capitalized terms used herein shall have the meanings ascribed to them in the Schedule 13D unless otherwise defined.


ITEM 2     IDENTITY AND BACKGROUND.

The following is added to the response to Item 2:

            Pursuant to an internal reorganization consummated on December 30, 1998, as described in Item 4 below, GSB Investments Corp., a Delaware corporation and an indirect wholly owned subsidiary of Mafco Holdings ("Investments Corp."), became the record holder of 41,067,270 shares of Common Stock formerly held of record by FGH.

            Investments Corp. is a holding company whose only significant asset is the Common Stock it holds. The principal executive offices of Investments Corp. are located at 35 East 62nd Street, New York, New York 10021. All of the capital stock of Investments Corp. is beneficially owned indirectly by Mafco Holdings.

            The name, business address, present principal occupation or employment and citizenship of each director and executive officer of Investments Corp. is set forth in Schedule I hereto and is incorporated herein by reference. All of the individuals named on Schedule I are citizens of the United States of America.

            Since its formation, Investments Corp. has not, and to the knowledge of Investments Corp., during the last five years none of the persons listed on Schedule I hereto has (a) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws.



CUSIP No. 381197 10 2                    13D    PAGE 8 OF 9 PAGES
-------------------------------                 -----------------------------


ITEM 4.     PURPOSE OF TRANSACTION.


The following is added to the response to Item 4:

      Reorganization Mergers

            On December 30, 1998, FGH and two other intermediate holding companies were merged (the "Reorganization Mergers") with and into MacAndrews & Forbes Holdings Inc., a Delaware corporation and a direct wholly owned subsidiary of Mafco Holdings ("MAF Holdings"), and immediately following the Reorganization Mergers, MAF Holdings contributed all 41,067,270 shares of Common Stock owned by it as a result of the Reorganization Mergers to its wholly owned subsidiary GSB Guarantor Corporation, which in turn contributed the shares to its wholly owned subsidiary Investments Corp. The reorganization did not involve the issuance of any additional shares of Common Stock to Mafco Holdings or any of its affiliates and was effected among companies wholly owned and controlled by Mafco Holdings.

      Assignment and Assumption Agreement

            In connection with the Reorganization Mergers, MAF Holdings and Investments Corp. entered into an Assignment and Assumption Agreement (the "Assignment Agreement") for the purpose of assigning to Investments Corp. all of MAF Holdings' rights and obligations (as successor to FGH) under the Reorganization Agreement, including MAF Holdings' rights to receive Contingent Shares under the circumstances specified in the Reorganization Agreement, and all of MAF Holdings' rights and obligations (as successor to FGH) under the Registration Rights Agreement. The Assignment Agreement is included herewith as Exhibit 2.3 and is incorporated herein by reference in its entirety.

      Other Matters

            Except as described above, neither Investments Corp. nor, to the knowledge of Investments Corp., any of the persons named in Schedule I hereto have any plans or proposals which relate to or would result in any of the actions or transactions specified in clauses (a) through (j) of Item 4 of Schedule 13D.

            Investments Corp. holds the Common Stock reported herein for investment purposes. In this connection, Investments Corp. expects to evaluate on an ongoing basis its investment in the Company, and may from time to time acquire shares of Common Stock, dispose of shares of Common Stock or formulate other purposes, plans or proposals regarding the Company or the Common Stock held by Investments Corp. to the extent deemed advisable in light of general investment policies, market conditions and other factors. Any such acquisitions or dispositions may be made, subject to applicable law, in open market or privately negotiated transactions or otherwise.



CUSIP No. 381197 10 2                    13D    PAGE 9 OF 9 PAGES
-------------------------------                 -----------------------------


ITEM 5.     INTEREST IN SECURITIES OF THE ISSUER.

The following is added to the response to Item 5:

            (a) - (b) As of October 31, 1998, based on information publicly filed by the Company, there were 128,655,138 shares of Common Stock outstanding, of which Mafco Holdings and Investments Corp. may be deemed to share beneficial ownership of 41,067,270 shares of Common Stock, representing 31.9% of the Common Stock then outstanding, and Mr. Ford, FDC and Hunter's Glen may be deemed to share beneficial ownership of 15,655,718 shares of Common Stock, representing 12.2% of the Common Stock then outstanding. Mafco Holdings and Investments Corp. expressly disclaim any beneficial ownership of or interest in any shares of Common Stock beneficially owned by Hunter's Glen, FDC or Mr. Ford. Mr. Ford, FDC and Hunter's Glen expressly disclaim any beneficial ownership of or interest in any shares of Common Stock beneficially owned by Mafco Holdings or Investments Corp.

            Except as set forth in this Item 5, neither the Reporting Persons nor, to the knowledge of the Reporting Persons, any of the persons listed on Schedule I hereto beneficially own any shares of Common Stock.

            (c) Other than the transactions described in Item 4 of this
Schedule 13D, there were no transactions by the Reporting Persons or, to the knowledge of the Reporting Persons, any of the persons named on
Schedule I hereto during the past 60 days.


ITEM 7.     MATERIALS TO BE FILED AS EXHIBITS.

The following items are added as additional exhibits to this Schedule 13D:

            Exhibit 2.3 -   Assignment and Assumption Agreement, dated as of
                            December 30, 1998, by and between MacAndrews
                            & Forbes Holdings Inc. and GSB Investments Corp.

            Exhibit 99.1-   Agreement pursuant to Rule 13d-1(f)



                                    SIGNATURE

            After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set fort in this statement is true, complete and correct.

Date:  December 30, 1998


                                          MAFCO HOLDINGS INC.


                                          By: /s/ Glenn P. Dickes
                                             -----------------------
                                          Name:  Glenn P. Dickes
                                          Title: Senior Vice President

                                          GSB INVESTMENTS CORP.


                                          By: /s/ Glenn P. Dickes
                                             --------------------
                                          Name:  Glenn P. Dickes
                                          Title: Vice President

                                          FORD DIAMOND CORPORATION


                                          By: /s/ Nancy Foederer
                                             ---------------------
                                          Name:  Nancy Foederer
                                          Title: Vice President

                                          HUNTER'S GLEN/FORD, LTD.

                                          By:   Ford Diamond Corporation,
                                                  General Partner

                                          By: /s/ Nancy Foederer
                                             ---------------------------
                                          Name:  Nancy Foederer
                                          Title: Vice President




                                 SCHEDULE I

                      DIRECTORS AND EXECUTIVE OFFICERS
                           GSB Investments Corp.

            Set forth below is each director and executive officer of GSB Investments Corp. The principal address of GSB Investments Corp. and the current business address for each individual listed below is 35 East 62nd Street, New York, New York 10021. Each such person is a citizen of the United States. Each person identified below is principally employed by Mafco Holdings Inc. in the capacity set forth below.


                      Position Held with           Position Held with Mafco
Name and Address      GSB Investments Corp.        Holdings Inc.
----------------      ---------------------        ------------------------

Ronald O. Perelman    Director; Chairman of the    Director; Chairman of the
                      Board and Chief Executive    Chief Executive Officer
                      Officer

Howard Gittis         Director; Vice Chairman      Director; Vice Chairman

James R. Maher        President                    Director; President

Irwin Engelman        Executive Vice President     Executive Vice President and
                      and Chief Financial Officer  Chief Financial Officer

Barry F. Schwartz     Executive Vice President     Executive Vice President
                      and General Counsel          and General Counsel



                                INDEX OF EXHIBITS


Exhibit No.                 Description

     2.1* Agreement and Plan of Reorganization, dated as of February 4, 1998, by and among Golden State Bancorp Inc., Golden State Financial Corporation, First Nationwide (Parent) Holdings Inc., First Nationwide Holdings Inc., First Gibraltar Holdings Inc., and Hunter's Glen/Ford, Ltd.

     2.2* Amendment No. 1, dated as of July 13, 1998, to the Agreement and Plan of Reorganization, dated as of February 4, 1998, by and among Golden State Bancorp Inc., Golden State Financial Corporation, First Nationwide (Parent) Holdings Inc., First Nationwide Holdings Inc., First Gibraltar Holdings Inc., and Hunter's Glen/Ford, Ltd.

    2.3 Assignment and Assumption Agreement, dated as of December 30, 1998, by and between MacAndrews & Forbes Holdings Inc. and GSB Investments Corp.

    10.1* Registration Rights Agreement, dated as of September 11, 1998, by and among Golden State Bancorp Inc., First Gibraltar Holdings Inc. and Hunter's Glen/Ford, Ltd.

    99.1                    Agreement pursuant to Rule 13d-1(f)


----------------------
* Previously filed






Exhibit 2.3:   Assignment and Assumption Agreement


                         ASSIGNMENT AND ASSUMPTION

            THIS ASSIGNMENT and ASSUMPTION is made effective as of December 30, 1998 between MacAndrews & Forbes Holdings Inc., a Delaware corporation, as successor by merger to First Gibraltar Holdings Inc., a Delaware corporation ("Assignor"), and GSB Investments Corp., a Delaware corporation ("Assignee").

            WHEREAS, Assignor is party to an Agreement and Plan of Reorganization dated as of February 4, 1998, as amended by Amendment No. 1 thereto dated as of July 13, 1998 (as so amended, and as it may hereafter be amended or otherwise modified, the "Reorganization Agreement"), by and among Golden State Bancorp Inc., a Delaware corporation ("GSB"), Golden State Financial Corporation, a Delaware corporation ("GSF"), Assignor, Hunter's Glen/Ford, Ltd., a limited partnership organized under the laws of the State of Texas ("HGF"), First Nationwide (Parent) Holdings Inc., a Delaware corporation (of which GSB is the successor by merger) and First Nationwide Holdings Inc., a Delaware corporation (of which GSF is the successor by merger);

            WHEREAS, Assignor is a party to a Registration Rights Agreement dated as of September 11, 1998 (as it may hereafter be amended or otherwise modified, the "Registration Rights Agreement"), among GSB, HGF and Assignor;

            WHEREAS, Assignor desires to assign all of its right, title and interest to and liabilities and obligations under, the Reorganization Agreement, and Assignee is willing to accept such assignment (the
"Reorganization Agreement Assignment");

            WHEREAS, Assignor desires to assign all of its right, title and interest to and liabilities and obligations under, the Registration Rights Agreement, and Assignee is willing to accept such assignment (the
"Registration Rights Agreement Assignment");

            WHEREAS, Assignee is an indirect wholly-owned subsidiary of Assignor;

            WHEREAS, each of GSB, GSF and HGF has executed a letter of even date herewith (the "Letter Agreement") pursuant to which each such entity acknowledges and consents to the Reorganization Agreement Assignment effected hereunder; and

            WHEREAS, pursuant to the Letter Agreement, each of GSB and HFG acknowledges and consents to the Registration Rights Agreement Assignment effected hereunder.

            NOW THEREFORE, intending to be legally bound hereby, Assignor and Assignee hereby agree as follows:

            1. Assignment. Effective as of the date hereof, Assignor hereby assigns all of its right, title and interest to, and liabilities and obligations under, each of the Reorganization Agreement and the Registration Rights Agreement to Assignee.

            2. Acceptance of Assignment. Assignee hereby accepts each such assignment and assumes all of Assignor's right, title and interest to, and liabilities and obligations under, each of the Reorganization Agreement and the Registration Rights Agreement.

            3. Governing Law. This Assignment and Assumption shall be governed by the laws of the State of New York.



            IN WITNESS WHEREOF, the parties have duly executed this Assignment and Assumption.

                            MACANDREWS & FORBES HOLDINGS INC.


                            By: /s/ Glenn P. Dickes
                               ---------------------------------------
                            Name:  Glenn P. Dickes
                            Title: Senior Vice President and Secretary


                            GSB INVESTMENTS CORP.


                            By: /s/ Glenn P. Dickes
                               ---------------------------------------
                            Name:  Glenn P. Dickes
                            Title: Vice President and Secretary






Exhibit 99.1  Agreement Pursuant to Rule 13d-1(f)

            Pursuant to Rule 13d-1(f) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  December 30, 1998

                                          MAFCO HOLDINGS INC.


                                          By: /s/ Glenn P. Dickes
                                             ------------------------
                                          Name:  Glenn P. Dickes
                                          Title: Senior Vice President

                                          GSB INVESTMENTS CORP.


                                          By: /s/ Glenn P. Dickes
                                             ------------------------
                                          Name:  Glenn P. Dickes
                                          Title: Vice President

                                          FORD DIAMOND CORPORATION


                                          By: /s/ Nancy Foederer
                                             ------------------------
                                          Name:  Nancy Foederer
                                          Title: Vice President

                                          HUNTER'S GLEN/FORD, LTD.

                                          By: Ford Diamond Corporation,
                                              General Partner

                                          By: /s/ Nancy Foederer
                                             -------------------------
                                          Name:  Nancy Foederer
                                          Title: Vice President






           [Skadden, Arps, Slate, Meagher & Flom LLP letterhead]


                                        December 30, 1998


 VIA ELECTRONIC TRANSMISSION
 Securities and Exchange Commission
 450 Fifth Street N.W.
 Washington, D.C. 20549

                Re:  Schedule 13D -- Golden State Bancorp Inc.

 Ladies and Gentlemen:

           On behalf of Mafco Holdings Inc., Gerald J. Ford and certain entities controlled by them (collectively, the "Filing Parties"), we transmit herewith for filing, via electronic transmission, pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended, Amendment No. 1 to the Schedule 13D of the Filing Parties with respect to the common stock of Golden State Bancorp Inc.

           If you have any questions or require additional information, please contact the undersigned at (212) 735-2697.

                                        Very truly yours,

                                        /s/ David C. Ingles

                                        David C. Ingles

 cc:  Golden State Bancorp Inc.
      The New York Stock Exchange
      The Pacific Exchange